EXHIBIT 8.1

Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T: +1 312 782 0600 F: +1 312 701 7711 www.mayerbrown.com

January 23, 2024

Volkswagen Auto Lease/Loan Underwritten Funding, LLC 1950 Opportunity Way, Suite 1500 Reston, VA 20190

Re:	Volkswagen Auto Lease/Loan Underwritten Funding, LLC Registration Statement on Form SF-3 (Registration No. 333-___)

Ladies and Gentlemen:

We have acted as special federal tax counsel to Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of Asset-Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a statutory trust (each, a “Trust”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee. Each series of Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Trust and an indenture trustee.

In that regard, we generally are familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Amended and Restated Trust Agreement, the form of SUBI Sale Agreement, the form of SUBI Transfer Agreement, the form of Transaction SUBI Supplement to Trust Agreement, the form of Transaction SUBI Supplement to Servicing Agreement, the form of Interest Rate Swap Agreement, the form of Administration Agreement and the form of Asset Representations Review Agreement (collectively, the “Operative

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January 23, 2024

Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (“IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the IRS.

Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, to the extent that the statements relating to U.S. federal tax matters set forth in the Prospectus forming part of the Registration Statement under the captions “Summary of Terms—Tax Status” and “Material Federal Income Tax Consequences” constitute matters of U.S. federal income tax law or legal conclusions with respect thereto, and to the extent such statements expressly state our opinions or state that our opinion has been or will be provided as to the Notes, we hereby confirm and adopt the opinions set forth therein (subject to the qualifications, assumptions, limitations and exceptions set forth therein).

We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Respectfully submitted,

/s/ Mayer Brown LLP

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